UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2009

CAPE FEAR BANK CORPORATION

(Exact name of Registrant as specified in its charter)

North Carolina	000-51513	20-3035898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 97157, Raleigh, North Carolina		27624
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (910) 262-8808

1117 Military Cutoff Road, Wilmington, North Carolina 28405

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03	Bankruptcy or Receivership.

On June 23, 2009, Cape Fear Bank Corporation, a North Carolina corporation (the “Company”), filed a voluntary petition for relief in the United States Bankruptcy Court for the Eastern District of North Carolina pursuant to Chapter 11 of Title 11 of the United States Code, Bankruptcy Case No. 09-05179-8-JRL.

The Company has filed a plan of liquidation with the Court.

ITEM 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The June 23, 2009 bankruptcy filing by the Company in the Eastern District of North Carolina constitutes a triggering event, also termed an “Acceleration Event of Default,” under the Company’s Indenture agreement with Wilmington Trust Company, acting in its capacity as Indenture Trustee (the “Trustee”), dated October 4, 2005 (the “Indenture Agreement”). The Indenture Agreement, which was previously filed as Exhibit 4.1 to the Company’s current report on Form 8-K filed on October 11, 2005, is incorporated herein by reference.

Pursuant to the Indenture Agreement, the Company issued junior subordinated debentures (the “Debentures”) in an aggregate principal amount of $10.31 million to its unconsolidated subsidiary, BKWW Statutory Trust I (the “Trust”), in connection with the Trust’s issuance of trust preferred securities in October 2005.

Under the Indenture Agreement, an Acceleration Event of Default occurs if (i) the Company voluntarily commences a case under any applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a court of competent jurisdiction enters a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law. Upon the occurrence of one of those events, the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding , by notice in writing to the Company, may declare the entire principal of the Debentures and the interest accrued thereon, if any, to be due and payable immediately.

The Company anticipates that the June 23, 2009 bankruptcy filing will result in an acceleration of all principal and interest due on the outstanding Debentures.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2009, Betty V. Norris, Senior Vice President and Chief Financial Officer, resigned from her positions with the Company.

On June 22, 2009, the Company entered into an Independent Contractor Service Agreement with Ms. Norris, under which she will perform certain services as requested by the Company. The Company anticipates that these services will involve tasks associated with the Company’s bankruptcy and the winding up of its affairs.

On June 22, 2009, the Company entered into a Service Agreement with Ralph N. Strayhorn, President and Chief Executive Officer of the Company. The agreement calls for the payment of a monthly salary of $8,000 and may be terminated by either party without penalty upon 15 days notice. The agreement contains a confidentiality covenant and mutual indemnification provisions, but does not provide for any benefits or perquisites.

All future payments under the Independent Contractor Service Agreement with Ms. Norris and the Service Agreement with Mr. Strayhorn are subject to prior approval of the United States Bankruptcy Court for the Eastern District of North Carolina.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following documents are filed as exhibits to this report:

10.1	Indenture*

99.1	Press Release dated June 23, 2009

*	Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPE FEAR BANK CORPORATION

By:	/s/ Ralph N. Strayhorn
Ralph N. Strayhorn
President and Chief Executive Officer

Dated: June 26, 2009

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
4.1	Indenture*

99.1	Press Release (filed herewith)

*	Incorporated by reference from the Registrant’s Current Report on Form 8-K, filed with the Commission on October 11, 2005.